UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2016

LIBERTY EXPEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-210377	81-1838757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 17, 2016, Liberty Interactive Corporation issued a press release announcing that it intends to complete the proposed split-off (the “Split-Off”) of Liberty Expedia Holdings, Inc. (the “Company”) through the redemption of shares of its Liberty Ventures common stock in exchange for shares of the Company at 5:00 p.m., New York City time, on Friday, November 4, 2016,  subject to the satisfaction or waiver (as applicable) of the conditions to the Split-Off (including, but not limited to, the receipt of stockholder approval). The press release also included additional information regarding the Split-Off.

The press release is being filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the completion of the Split-Off. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Liberty Interactive Corporation’s ability to satisfy the conditions to the proposed Split-Off. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including Amendment No. 5 to its Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 30, 2016, for additional information about the Company and about the risks and uncertainties related to the Company’s business which may affect the statements made in this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release of Liberty Interactive Corporation dated October 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2016

LIBERTY EXPEDIA HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release of Liberty Interactive Corporation dated October 17, 2016.